SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2009

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

Effective March 13, 2009, mPhase Technologies, Inc., a New Jersey corporation (the “Company”), entered into a Settlement Agreement with Magpie Telecom Insiders, Inc. (“Magpie”) of a lawsuit filed by Magpie against the Company in November 2007 in the Federal District Court for the District of Colorado .  Neither party made any admission of liability in connection with the settlement.  As a result of the settlement the Company will remove from its liabilities $175,000 in Accounts Payable and cancel 1,926,470 shares of its common stock issued to Magpie and returned under the settlement to the Company. The terms of the settlement otherwise resulted in no material change in circumstances to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 17, 2009